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                                                                    EXHIBIT 23.2


             INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULES

     To the Board of Directors and Stockholders of

Alamo Title Holding Company
San Antonio, Texas

We consent to the use in this Registration Statement of Fidelity National Financial, Inc. on Form S-4 of our report on Alamo Title Holding Company dated March 24, 1998, appearing in the Prospectus, which is a part of this Registration Statement, and to the references to us under the heading "Experts" in such Prospectus.

Our audits of the consolidated financial statements referred to in our aforementioned report also included the financial statement schedules of Alamo Title Holding Company, listed in Item 21(b). These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

/s/ Deloitte & Touche LLP

San Antonio, Texas
July 6, 1998